UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2019

DBUB GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-28767	88-0403070
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 108 ShangCheng Road, Suite 1-1003

Pudong New District, Shanghai, China 200120

 (Address of Principal Executive Offices)

+086-156-18521412

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2019:

i.	Hong Yang, resigned as a director and chairman of the board.
ii.	Zinan Zhou, the Company’s chief executive officer, was appointed as chairman of the board.
iii.	Shu Yu Poon, the Company’s secretary, was appointed as head of marketing.
iv.	Lihui Wang was appointed as a director and chief operating officer.

Mr. Wang, age 48, has 12 years of experience in business development, solution architecting and project management in the domain of information technology and information systems. He had led and managed eight Singapore government IT projects. From 2013, when Mr. Wang founded Weebo Pte Ltd., a distributor of cloud based POS system products in high-end retails, service and food and beverage sectors, until February 1, 2019, Mr. Wang was a managing director at Weebo. Mr. Wang remains a director or Weebo.

Ms. Yang did not resign because of a disagreement on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	DBUB Group, Inc.

By:	/s/ Zinan Zhou
Zinan Zhou
Chief Executive Officer

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